Exhibit 99.1

Jupiter Wellness Inc. Commences Trading on Upstream Under JUPW

Jupiter Wellness among the first issuers to dual list on Upstream

JUPITER, FL ACCESSWIRE / January 10, 2023 / – Jupiter Wellness Inc. (Nasdaq: JUPW), a wellness company focused on hair, skin, and sexual wellness, will become available today at 10:00am EST under the ticker symbol JUPW on Upstream, the revolutionary trading app for digital securities and NFTs powered by Horizon Fintex (“Horizon”) and MERJ Exchange Limited (“MERJ”). The Jupiter Wellness digital collectible NFT commemorating the dual listing is also available for all Upstream participants to claim with the claim code “JUPW”.

Global investors can now trade by downloading Upstream from their preferred app store at https://upstream.exchange/, creating an account by tapping sign up, completing a simple KYC identity verification by tapping the settings icon on the home screen and tapping KYC, then funding their account with credit, debit, PayPal, USDC stablecoin or a bank payment.*

Details on the Jupiter Wellness listing, how shareholders can deposit shares and trade on Upstream, and how to claim the commemorative NFT can be found at: https://upstream.exchange/jupiterwellness. The Upstream market is open 5 days a week 20 hours a day, Monday to Friday: 10:00am to 06:00am UTC+4 (1:00am to 9:00pm EST).

Traders on Upstream’s blockchain-powered platform will experience real-time trading and settlement and a transparent orderbook which does not permit common market manipulations. Note, U.S. investors are not permitted to purchase Upstream listed securities. U.S. and Canadian citizens will only be able to trade in securities they currently own, that have been listed on Upstream, for liquidation purposes only.

“We are thrilled to be among the first companies to dual list on Upstream’s next generation marketplace,” says Jupiter Wellness CEO, Brian John. “We are adding new value to our shareholders while expanding our company and mission to a modern, global investor-base.”

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, eczema, burns, and sexual wellness. Revenue is generated through the sales of OTC and consumer products, contract research agreements, and licensing royalties.

About Upstream

Upstream, a MERJ Exchange Market (merj.exchange), is a fully regulated global stock exchange for digital securities and NFTs. Powered by Horizon’s Ethereum-L2 matching engine technology, the platform enables users to trade NFTs, and invest in securities for IPOs, crowdfunded companies, U.S. & international equities, and celebrity ventures using the Upstream app. For more information, please visit https://upstream.exchange/. Upstream is currently accepting applications to dual list at https://upstream.exchange/getlisted.

Disclaimers:

This press release shall not constitute an offer to sell securities or the solicitation of an offer to buy securities in any jurisdiction where such offer or solicitation is not permitted.

NFTs received have no economic value, royalties, equity ownership, or dividends. NFTs are for utility, collection, and display only.

*U.S. investors are not permitted to purchase Upstream listed securities. U.S. and Canadian citizens will only be able to trade in securities they currently own, that have been listed on Upstream, for liquidation purposes only.

If funding Upstream with an ACH or wire bank payment, users must complete Upstream’s in-app KYC process to get their new, FDIC insured, Upstream U.S. bank account details via email. Users may then initiate a funds-transfer from their bank or financial institution to this new U.S. Dollar bank account. If you haven’t completed KYC yet, or didn’t select ‘Bank’ as the ‘Deposit From’ option when you completed the process initially, then please go through KYC again selecting the ‘Bank’ payment method. Users may complete the simple KYC process by tapping the settings icon and the KYC option inside the Upstream app.

Upstream is a MERJ Exchange market. MERJ Exchange is a licensed Securities Exchange, an affiliate of the World Federation of Exchanges, and a full member of ANNA. MERJ supports global issuers of traditional and digital securities through the entire asset life cycle from issuance to trading, clearing, settlement, and registry. It operates a fair and transparent marketplace in line with international best practices and principles of operations of financial markets. Upstream does not endorse or recommend any public or private securities bought or sold on its app. Upstream does not offer investment advice or recommendations of any kind. All services offered by Upstream are intended for self-directed clients who make their own investment decisions without aid or assistance from Upstream. All customers are subject to the rules and regulations of their jurisdiction. By accessing the site or app, you agreed to be bound by its terms of use and privacy policy. Company and security listings on Upstream are only suitable for investors who are familiar with and willing to accept the high risk associated with speculative investments, often in early and development stage companies. There can be no assurance the valuation of any particular company’s securities is accurate or in agreement with the market or industry comparative valuations. Investors must be able to afford market volatility and afford the loss of their investment. Companies listed on Upstream are subject to significant ongoing corporate obligations including, but not limited to disclosure, filings, and notification requirements, as well as compliance with applicable quantitative and qualitative listing standards.

Forward-Looking Statements

This communication contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) difficulties in obtaining financing on commercially reasonable terms; (ii) changes in the size and nature of our competition; (iii) loss of one or more key executives or brand ambassadors; and (iv) changes in legal or regulatory requirements in the markets in which we operate. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.